UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314

(Address of principal executive offices) (Zip Code)

(954) 587-6280

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Ocean Bio-Chem, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 3, 2016. The proposals submitted by the Board of Directors to a vote of shareholders, and the final results of the vote on each proposal, are set forth below.

Proposal No. 1 — Election of Directors

The following nominees were elected by shareholders to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified. The voting results with respect to each nominee were as follows:

Nominees	For	Withheld	Broker Non-Votes
Jeffrey S. Barocas	6,523,018	792,341	1,341,600
Sonia B. Beard	7,304,187	11,172	1,341,600
Diana Mazuelos Conard	7,304,187	11,172	1,341,600
Gregor M. Dornau	6,523,337	792,022	1,341,600
Peter G. Dornau	6,533,337	782,022	1,341,600
William W. Dudman	6,523,337	792,022	1,341,600
James M. Kolisch	6,523,337	792,022	1,341,600
John B. Turner	7,304,086	11,273	1,341,600

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.

The shareholders ratified of the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm for 2016. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
8,649,120	7,758	481	0

Proposal No. 3 — Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Non Votes
7,198,439	113,364	3,956	1,341,600

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: June 6, 2016	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

3